UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2016, Dr. Emad Rizk tendered his resignation from the board of directors (the “Board”) of Accuray Incorporated (the “Company”), effective immediately, in connection with his appointment as Chief Executive Officer and board director of Verscend Technologies, Inc. Dr. Rizk resigned from the Board so that he may devote his full time and efforts to his new position, given the time commitment necessary for service on a public company board. The Company notes that Dr. Rizk’s resignation was not the result of any disagreement with the Company. The Company thanks Dr. Rizk for his time and dedicated service. Following Dr. Rizk’s resignation from the Board, the Board approved, as permitted by the terms of the Company’s Bylaws, a decrease in the number of directors from 8 to 7.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: September 20, 2016	By:	/S/ ALALEH NOURI
Alaleh Nouri
Senior Vice President, General Counsel & Corporate Secretary